Exhibit 99.1

Regency Energy Partners 2011 Annual Report Now Available

DALLAS, March 28, 2012 – Regency Energy Partners LP (NYSE: RGP) filed its annual report on Form 10-K for the fiscal year ended December 31, 2011, with the Securities and Exchange Commission on February 22, 2012.

The 2011 annual report on Form 10-K is available at www.regencyenergy.com within the Investor Relations section.

Printed copies of the 2011 annual report on Form 10-K, which includes complete audited financial statements, will be provided free-of-charge upon request to Regency Investor Relations at 214-840-5477 or ir@regencygas.com. Regency will also accept written requests mailed to:

Regency Energy Partners
Attention: Investor Relations
2001 Bryan Street, Suite 3700
Dallas, Texas 75201

Regency Energy Partners LP (NYSE: RGP) is a growth-oriented, master limited partnership engaged in the gathering and processing, contract compression, contract treating and transportation of natural gas and the transportation, fractionation and storage of natural gas liquids. Regency's general partner is owned by Energy Transfer Equity, L.P. (NYSE: ETE). For more information, visit Regency’s website at www.regencyenergy.com.

CONTACT:

Investor Relations:
Lyndsay Hannah
Regency Energy Partners
Manager, Finance & Investor Relations
214-840-5477
ir@regencygas.com

Media Relations:
Vicki Granado
Granado Communications Group
214-599-8785
vicki@granadopr.com